Benda Pharmaceutical, Inc.
Pro Forma Condensed Consolidated Financial Statements
For the Year Ended December 31, 2006
(Amounts expressed in U.S. Dollars)

Introduction to Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements are presented to illustrate the estimate effects of Benda Pharmaceutical, In., (“Benda”) (OTCBB:BPMA) acquisition of Shenzhen SiBiono GeneTech Co., Ltd. (“SiBiono”) (the “Exchange Transaction’) and the subscription by certain accredited and institutional investors for the purchase of our shares of Common Stock (the “Financing”) on our historical financial position and our results of operations. We have derived our historical financial data from our audited financial statements for the year ended December 31, 2006. We have derived SiBiono’s historical financial data from its audited financial statements for the year ended December 31, 2006.

Benda, On April 5, 2007, a China-based pharmaceutical company engaged in the identification, discovery, development, and manufacturing of conventional medicines, active pharmaceutical ingredients and pharmaceutical intermediaries (or bulk chemicals), and Traditional Chinese Medicines, through its 95% owned China-based subsidiary, Hubei Tongji Benda Ebei Pharmaceutical Co., Ltd., a Sino-Foreign Equity Joint Venture company incorporated under the laws of the PRC (“Benda Ebei”), planned to enter into an Equity Transfer Agreements (“agreement”) with Shenzhen Yuanzheng Investment Development Co., Ltd. and Shenzhen Yuanxing Gene City Development Co., Ltd., the two controlling shareholders of SiBiono, to purchase 27.57% and 30% respectively of the ownership of Sibiono’s common stock for total cash consideration of approximately Rmb60 million (approximately $7.7 million).

On June 11, 2007, Benda, through its subsidiary Benda Ebei, entered into an Equity Transfer Agreements with Huimin Zhang and Yaojin Wang, the individual shareholders of SiBiono, and to purchase 1.6% and 0.96% respectively of the shares of SiBiono’s common stock for the total consideration of Rmb2,560,000 or approximately $330,265 due and payable on or before June 30, 2007.

In connection with the Equity Transfer Agreements, Benda entered into a Financial Consultancy Agreement with Super Pioneer International Limited (“Super Pioneer”) for financial consultancy services rendered by Super Pioneer which is an outside third party. Pursuant to the Financial Consultancy Agreement, Benda agreed to issue 2,100,000 shares of our common stock to Super Pioneer within three months from the date of the agreement. Super Pioneer agreed to lock up the shares for a period of twelve months from the date of the issuance of the shares (the “Lock-up Period”). Within three months from the Lock-up Period, in the event that the public trading price of our shares did not reach $3.6 per share and we are not listed in the capital market of NASDAQ or AMEX, Super Pioneer shall have the option to require us to redeem 1,960,000 shares of the stock owned by Super Pioneer at a price of $3.6 per share. Such option shall expire within one month from the last date of the three month period.

In connection with the Equity Transfer Agreements, Benda entered into a Technical Consultancy Agreement with Huimin Zhang and Yaojin Wang for technical consultancy services rendered by each individual. Pursuant to the Technical Consultancy Agreement, Benda agreed to issue 55,975 and 33,585 shares of Benda common stock to Huimin Zhang and Yaojin Wang respectively within three months from the date of the agreement. Huimin Zhang and Yaojin Wang agreed to lock up the shares for a period of twelve months from the date of the issuance of the shares (the “Lock-up Period”). Within three months from the Lock-up Period, in the event that the public trading price of Benda shares did not reach $3.6 per share and Benda are not listed in the capital market of NASDAQ or AMEX, Huimin Zhang and Yaojin Wang shall have the option to require Benda to redeem 55,975 and 33,585 shares of the stock owned by Huimin Zhang and Yaojin Wang respectively at a price of $3.6 per share. Such option shall expire within one month from the last date of the three month period.

In order to finance the acquisition of a majority of the shares of SiBiono on April 5, 2007, Benda entered into an Investment Agreement with certain accredited and institutional investors (“Investors”). Pursuant to the Investment Agreement, the Investors purchased a total of 252 Units for $7,560,000 with each Unit consisting of (1) a convertible promissory note (the “Note”) in the principal amount of Thirty Thousand Dollars ($30,000) which shall be convertible into 54,087 shares of Benda’s common stock, par value $0.001 per share (the " Common Stock "), and (ii) a warrant (a “ Warrant”) to acquire 54,087 shares of Common Stock at an exercise price of $0.555 per share. The Notes shall bear an interest rate of four percent per annum until the Buyer elects to exercise the right to convert, and shall mature on March 28, 2009.

The audited pro forma condensed consolidated statement of operations for the year ended December 31, 2006 assumes the Exchange Transaction and Financing were consummated on January 1, 2006. The audited pro forma condensed consolidated balance sheet as of December 31, 2006 assumes the Exchange Transaction and Financing were consummated on that date. The information presented in the audited pro forma condensed consolidated financial statements does not purport to represent what our financial position or results of operations would have been the Exchange Transaction and Financing occurred as the dates indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Exchange Transaction and Financing.

The pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related noted of Benda’s consolidated financial statements as of the quarter ended 31, 2007 and the year ended December 31, 2006 was derived from the audited included in Quarter Report on Form 10-Q and Annual Report on Form 10-K and SiBiono’s financial statements in the Form 8-K

Benda Pharmaceutical, Inc.
Pro Forma Condensed Consolidated Balance Sheet
For the Year Ended December 31, 2006
(Amounts expressed in U.S. Dollars)

	Benda	SiBiono	Pro Forma
	December 31	December 31	Adjustments									Pro Forma
	2006	2006	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	Consolidated
Assets
Current Assets
Cash and cash equivalents	$1,676,119	$-	(3,572,796)	(330,265)				7,560,000				$5,333,057
Receivables, net	6,661,048	(55,392)										6,605,656
Refundable purchase price paid	5,367,801	-	(4,167,801)									1,200,000
Inventories	701,339	670,496										1,371,835
Prepaid expenses and deposits	4,818	576,205										581,023
Total current assets	14,411,125	1,191,309										15,091,571
Investment in subsidiaries	-	-	7,740,597	330,265	(8,070,863)							-
Goodwill	-	-			6,906,270							6,906,270
Due from related parties	1,976,815	54,294										2,031,109
Property and equipments, net	13,673,067	6,776,468										20,449,535
Intangible assets	1,501,483	1,986,666										3,488,149
Other assets - restricted cash	-	1,324,436										1,324,436
Debit Issue Costs	-	-						529,200				529,200
Total Assets	$31,562,489	$11,333,173										$49,820,270

Liabilities & Shareholders' Equity
Current Liabilities
Bank Indebtedness	$-	$710,793										$710,793
Accounts payable and accrued liabilities	1,823,030	203,804										2,026,834
Various taxes payable	226,931	165,753										392,684
Bank loans payable (current portion)	256,492	1,795,447										2,051,939
Long term debt payable (current portion)	-	2,683,719										2,683,719
Placement Agent Commission Payable	-	-						529,200				529,200
Wages payable	145,903	257,666										403,569
Deferred revenues	1,732	-										1,732
Total current liabilities	2,454,088	5,817,182										8,800,471
Bank loans payable (long term portion)	-	1,538,955										1,538,955
Long-term debt (long term portion)	-	1,705,675										1,705,675
Long-term convertible promissory notes	-	-						7,560,000	(5,171,519)	(2,388,481)		-
Due to related parties (Long-term)	3,034,365	334,570										3,368,935
Total liabilities	5,488,454	9,396,382										15,414,036

Minority interest	2,154,356	-				772,199						2,926,554

Shareholders' Equity
Preferred stock, $0.001 par value; 5,000,000 shares authorized;
None issued and outstanding	-	-										-
Common stock, $0.001 par value; 150,000,000 shares authorized;												-
96,258,411 shares issued and outstanding	96,258	-					2,190				706	99,154
Paid-in-capital	-	7,336,433			(4,411,397)	(2,925,036)						-
Additional paid in capital	13,099,424	-					(2,190)		5,171,519	2,388,481	325,697	20,982,932
Retained earnings (unrestricted)	7,437,663	(5,621,458)			3,380,183	2,241,275						7,437,663
Statutory surplus reserve fund	1,869,523	120,967			(72,737)	(48,230)						1,869,523
Accumulative other comprehensive income	1,090,408	100,849			(60,641)	(40,208)						1,090,408
Shares issuable for services	326,403	-									(326,403)	-
Total Shareholders' Equity	23,919,680	1,936,791										31,479,680
Total Liabilities & Shareholders' Equity	$31,562,489	$11,333,173										$49,820,270

Benda Pharmaceutical, Inc.
Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2006
(Amounts expressed in U.S. Dollars)

	Year Ended December 31, 2006		Pro Forma Adjustments									Pro Forma
	Benda	SiBiono	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	Consolidated

Revenue	$15,932,075	$1,564,296										$17,496,371
Other Sales	2,937	-										2,937
Cost of Goods Sold	(8,925,430)	(165,636)										(9,091,066)
Gross Profit	7,009,582	1,398,660										8,408,242

Selling Expenses	(599,571)	(427,643)										(1,027,214)

General and administrative	(3,123,026)	(993,782)										(4,116,808)

Research and development	(30,821)	(692,374)										(723,195)

Total operating expenses	(3,753,418)	(2,113,799)										(5,867,217)
Operating Income	3,256,164	(715,139)										2,541,025

Loss on disposal of assets	-	(964)										(964)
Interest expenses	(108,811)	(251,408)										(360,219)
Other income (expenses)	(530,571)	(19,091)										(549,662)
Government Subsidies / Grants	-	188,355										188,355

Income before minority interest and income taxes	2,616,782	(798,247)										1,818,535
Income taxes (Note 13)	-	-										-
Minority interest	(298,024)	-										(298,024)

Net Income	$2,318,758	$(798,247)										$1,520,511

Earnings per share - basic	$0.03	N/A										$0.02

Weighted average shares outstanding - basic	73,414,057	N/A										76,309,812

Earnings per share - diluted	$0.03	N/A										$0.01

Weighted average shares outstanding - diluted	74,864,283	N/A										106,939,053

Benda Pharmaceutical, Inc.
Notes to Pro Forma Condensed Consolidated Financial Statements
(Amounts expressed in U.S. Dollars)

1.
To reflect the acquisition of SiBiono’s Common Stock, 57.57%, with the total consideration at Rmb60,000,000 or approximately $7,740,597. Before March 31, 2007, Benda had paid an amount $4,267,801 to two controlling shareholders of SiBiono, Shenzhen Yuanzheng Investment Development Co., Ltd. and Shenzhen Yuanxing Gene City Development Co., Ltd., and was recorded and reflected in Benda’s consolidated financial statements as refundable purchase price paid as of March 31, 2007. The outstanding amount of consideration approximately $3,472,796 would be paid before April 30, 2007.

2.
To reflect the further acquisition of SiBion’s Common Stock, 2.56%, with the total consideration Rmb2,560,000 or approximately $330,265. On June 11, 2007, Benda, through its 95% owned China-based subsidiary, Hubei Tongji Benda Ebei Pharmaceutical Co., Ltd., a Sino-Foreign Equity Joint Venture company incorporated under the laws of the PRC (“Benda Ebei”) entered into an Equity Transfer Agreement with Huimin Zhang and Yaojin Wang, the individuals shareholders of SiBiono, and to purchase 1.6% and 0.96% respectively of the shares of common stock of SiBiono. The total consideration $2,560,000 would be paid before June 30, 2007.

Thus, Benda’s equity interest in SiBiono is 60.13% in total.

3.	To eliminate the Net Book Value of SiBiono as of March 31, 2007 according to the equity acquired at 60.13% upon the closing of the Exchange Transaction.

4.	To eliminate the Minority Interest of the Net Book Value of SiBiono as of March 31, 2007 at 39.87% upon the closing of the Exchange Transaction.

5.
To reflect the issuance of 2,100,000 shares, 55,975 shares and 33,585 shares of Benda Common Stock ($0.001 par value) to: (i) Super Pioneer International Limited ("Super Pioneer') for financial consultancy services rendered by Super Pioneer; (ii) technical consultancy services render by Huimin Zhang and Yaojin Wang, respectively, in the connection with the Exchange Transaction.

6.
To reflect the issuance of convertible promissory note to certain accredited and institutional investors for the purchase of 68 units with each unit consists of (1) a convertible promissory note in the principal amount of Thirty Thousand Dollars ($30,000) which shall be convertible into 54,087 shares of Benda’s common stock, par value $0.001 per share, and (ii) a warrant (a “Warrant”) to acquire 54,087 shares of Common Stock at an exercise price of $0.555 per share. The Notes shall bear an interest rate of four percent per annum until the Buyer elects to exercise the right to convert, and shall mature on March 28, 2009.

Before March 31, 2007, 184 units with each unit consists of (1) a convertible promissory note in the principal amount of Thirty Thousand Dollars ($30,000) which shall be convertible into 54,087 shares of Benda’s common stock, par value $0.001 per share, and (ii) a warrant (a “ Warrant ”) to acquire 54,087 shares of Common Stock at an exercise price of $0.555 per share.9,952,008 shares of Common Stock ($0.001 par value) had been issued to certain accredited and institutional investors. This particular transaction was already recorded and reflected in the consolidated financial statements of Benda as of March 31, 2007.

7.
According to EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, the warrants issued in connection with the convertible promissory notes were accounted for under APB 14, “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants”. Under APB 14, the proceeds received from the lenders are to be allocated to the convertible promissory notes ad the note warrants in proportion to their respective fair value. The fair value of the warrants was calculated using the Black-Scholes option pricing model with the following assumptions: a risk-free interest rate of 4.5%, expected volatility of 25% and a contractual life of 2 years. The fair value of convertible promissory notes and warrants are presented as a component of additional paid-in capital in the shareholders equity. The discount represents the theoretical most beneficial conversion features to the holder of the convertible promissory notes measured at the issuance date of convertible promissory notes.

Keating Investment, LLC acted as the placement agent for the fund raised from the convertible promissory notes and the placement agent fee was 7% for the fund raised.

The entry is to reflect the debit discount on warrants related to the issue of the convertible promissory notes mentioned in Note 6 and which would be offset the face value of the convertible promissory notes.

8.	To reflect the beneficial conversion feature related to the issue of the convertible promissory notes mentioned in Note 6 and which would be offset the face value of the convertible promissory notes.

9.
To reflect the issuance of 706,195 shares of Benda Common Stock to various third party consultants for services rendered related to the Exchanges Transaction (the Exchange Transaction between Benda and Ever Leader Holdings Limited) (valued at $0.4622 per common share of Benda) upon the closing of the Exchange Transaction.

During the year of 2006, the above mentioned issuance of common shares to various third party consultants for services rendered has been recorded as other expenses, but the actual issue of shares only taken place after December 31, 2006.

10.
These Pro Forma financial statements assume the Exchange Transaction and Financing occurred as of the beginning for the year ended December 31, 2006. Therefore, the weighted average number of shares outstanding for the year ended December 31, 2006 upon the completion of the Exchange Transaction and Financing as follows:

Pre-Exchange Transaction and Financing Benda Common Shares Outstanding:	73,414,057

Benda Common Shares Issued to Super Pioneer,
Huimin Zhang and Yaojin Wang (weighted average):	2,895,755

Total Weighted Average Number of Benda Common Shares
Outstanding Post-Exchange and Financing	76,309,812